Exhibit 99.3
CONSENT OF INDEPENDENT VALUER

We hereby consent to the reference to our name and the description of our role in the valuation of the debt obligations of Hines Real Estate Investment Trust, Inc. and its subsidiaries (collectively, the “Company”) being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-182401) of Hines Real Estate Investment Trust, Inc., and the related Prospectus, by being filed on a Current Report on Form 8-K of Hines Real Estate Investment Trust, Inc. on December 5, 2014, and included in a supplement to the Prospectus.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Jones Lang LaSalle
Jones Lang LaSalle
December 5, 2014